UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

                 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

July 30, 2003

EDGETECH SERVICES INC.

(Formerly Secure Enterprise Solutions. Inc.)

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(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

                         NEVADA                     000-27397                          98-0204280

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                      (STATE OF              (COMMISSION FILE           (IRS EMPLOYER

                    INCORPORATION)                NUMBER)             IDENTIFICATION NO.)

18 Wynford Drive

Toronto, ON Canada M3C 3S3

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(ADDRESS OF PRINCIPLE EXECUTIVE OFFICES) (ZIP CODE)

(416) 411-4046

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(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.  OTHER EVENTS.

On our various previous reports Edgetech Services Inc.("ESI") reported that they have received a series of unsolicitated letters relating to a takeover offer from Hollingsworth, Rothwell & Roxford (“HRR”)of
Melbourne Florida.  ESI responded the HRR offers and attempted to reach an agreement with HRR.
During negotiations HRR was contacted repeatedly and instructed that their offer and their actions must comply with the rules and regulations of the SEC regarding corporate takeovers.  Neither HRR, nor those associated with HRR, has taken any action with the SEC regarding their takeover bid. Given the actions of
HRR and their associates it now appears that the takeover bid had no substance.  Further ESI has been subject to internet reports which not truthful.  ESI does not and has never had offices in Florida.  The
Officers and Director who own approximately Forty (40) percent of the shares of the Company, will continue the expansion of ESI by securing further clients for their services both in and out side North
America.  Again we had asked HRR to file a formal tender offer with the SEC.  ESI will file a further statement upon any HRR filing with the SEC although management believes that there will be no filing.
Again there can be no assurance that an Agreement (or any of the transactions contemplated thereby) will be consummated or, if consummated, as to the timing thereof.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a):  Not Applicable

(b):  Not Applicable

(c):  Exhibits: None

                                               SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Edgetech Services Inc.

                                    By: /s/Tae Ho Kim

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                                        Tae Ho Kim, CEO

Dated: September 24, 2003